SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of Report (date of earliest event reported):  May 23, 1997

                              HVIDE MARINE INCORPORATED
             (Exact name of registrant as specified in its charter)


 FLORIDA                             0-28732                   65-0524593
(State of                     (Commission File No.)          (IRS Employer
Incorporation)                                             Identification No.)



                        2200 ELLER DRIVE, P.O. BOX 13038
                         FORT LAUDERDALE, FLORIDA 33316
         (Address of principal executive offices, including zip code)


                               (954) 523-2200
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets

         On May 23, 1997, the Company acquired 35 oilfield service vessels from Gulf Marine Maintenance and Offshore Service Company of Dubai, United Arab Emirates. The vessels, which will be operated by the Company in the Arabian Gulf, consist of nine anchor-handling tug supply vessels, nine anchor-handling tugs, seven crew boats, four offshore supply vessels, three large specialized construction and maintenance vessels, two utility vessels, and one accommodation jack-up rig.

         The purchase price of the vessels was $58.7 million, consisting of $49.0 million of cash, a note in the amount of $6.0 million, and Company Class A Common Stock valued at $3.7 million. The sources of the cash portion of the purchase price was the Company's available cash and cash drawn under its Credit Facility with Citibank, N.A.

Item 7.  Financial Statements and Exhibits

(a) and (b).      Financial Statements of Business Acquired and Pro-Forma
Financial Information.

                           To the extent that the acquisition of assets may be deemed to constitute the acquisition of a business, the required financial statements and pro-forma financial information will be filed within 60 days hereof, as it is impracticable to provide such data at this time.

(c).  Exhibits.  The following exhibit is filed with this report:

2 Asset Sale Agreement between Hvide Marine Incorporated and Wellington Capital Limited.








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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HVIDE MARINE INCORPORATED



                                  By:    /S/ GENE DOUGLAS
                                          Gene Douglas
                                       Vice President-Legal,
                                    General Counsel and Secretary


Date:  June 9, 1997



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